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                                                                     EXHIBIT 4.4

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                                      AMONG


                          GABRIEL COMMUNICATIONS, INC.


                                       AND


                                ITS STOCKHOLDERS


                           DATED AS OF MARCH 31, 2000


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                               TABLE OF CONTENTS

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
ss.1. DEFINITIONS...................................................................................................1

ss.2. CERTAIN REGISTRATION RIGHTS...................................................................................4

ss.3. PREEMPTIVE RIGHTS.............................................................................................4

         3.1 Anti-Dilution Provision................................................................................4

         3.2 Stockholders' Exercise of Right........................................................................5

         3.3 Company's Exercise of Right............................................................................5

         3.4 Compliance with Securities Purchase Agreement and Applicable Law.......................................5

ss.4. BOARD OF DIRECTORS............................................................................................5

         4.1 [Intentionally Omitted]................................................................................5

         4.2 Supermajority Voting of Directors for Certain Corporate Action.........................................5

         4.3 Supermajority Voting of Stockholders...................................................................6

         4.4  Proxy.................................................................................................7

         4.5 Action by Stockholders.................................................................................7

ss.5. TRANSFERS OF STOCK............................................................................................7

ss.6. AMENDMENT AND WAIVER..........................................................................................9

ss.7. SEVERABILITY..................................................................................................9

ss.8. ENTIRE AGREEMENT..............................................................................................9

ss.9. SUCCESSORS AND ASSIGNS.......................................................................................10

ss.10. SECURITIES LAWS.............................................................................................10

ss.11. COUNTERPARTS................................................................................................11

ss.12. REMEDIES....................................................................................................11

ss.13. EMPLOYMENT..................................................................................................11

ss.14. NOTICES.....................................................................................................11

ss.15. TERMINATION.................................................................................................12

ss.16. GOVERNING LAW...............................................................................................12

ss.17. DESCRIPTIVE HEADINGS........................................................................................12
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                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                  This Amended and Restated Stockholders' Agreement dated as of March 31, 2000 (this "Agreement") is among Gabriel Communications, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company that are signatory hereto or that have executed an Instrument of Accession in the form of Schedule 1 hereto.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the "Series B Purchase Agreement") among the Company and the Purchasers named therein (the "Purchasers"), the Purchasers are purchasing and committing to purchase shares of the Series B Preferred Stock (as hereinafter defined) of the Company, as more specifically set forth on Exhibit A attached to the Series B Purchase Agreement; and

                  WHEREAS, certain parties to the Securities Purchase Agreement dated as of November 18, 1998, as amended as of December 14, 1998 (the "Series A Purchase Agreement"), providing for the purchase of shares of Series A Preferred Stock (as hereinafter defined) of the Company, and certain other stockholders of the Company who are not also parties to the Series B Purchase Agreement desire to amend and restate the Stockholders' Agreement dated as of November 18, 1998, as amended as of December 14, 1998 and July 20, 1999;

                  WHEREAS, the execution and delivery of this Agreement is a condition to the purchase by the Purchasers of such shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement.

                  NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

                  ss.1.    DEFINITIONS. For all purposes of this Agreement, the
following terms shall have the meanings set forth below (capitalized terms not otherwise defined herein shall have the meanings set forth in the Series B Purchase Agreement for such terms):

                  AFFILIATE. Affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and, in addition, if such Person is a partnership, any limited or general partner of such partnership.

                  APPROVED SALE. Approved Sale shall have the meaning specified in Section 4.3 hereof.


                  CHARTER. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

                  COMMON STOCK. Common Stock shall mean (a) the Common Stock, $.01 par value per share ("Common Stock"), of the Company and (b) any shares of any other class of capital stock of

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the Company hereafter issued which is (i) not preferred in the Company's Charter as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption in the Company's Charter, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

                  FOUNDER'S SHARES. Founder's Shares shall mean the 2,000,000 shares of Common Stock held by the Founding Stockholder on the date hereof.

                  FOUNDING STOCKHOLDER. Founding Stockholder shall mean Brooks Investments, L.P.

                  INSTITUTIONAL DIRECTORS. Institutional Directors shall mean those directors of the Company's Board of Directors who are not also executive officers of the Company.

                  INSTITUTIONAL STOCK. Institutional Stock shall mean (a) the shares of Preferred Stock held by the Institutional Stockholders, (b) all shares of Common Stock issued upon the conversion of such Preferred Stock, (c) all other shares of Common Stock and Preferred Stock of the Company now owned or hereafter acquired by any Institutional Stockholder and (d) all shares of Common Stock or Preferred Stock issued with respect to the foregoing by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Common Stock or Preferred Stock. Institutional Stock will continue to be Institutional Stock in the hands of any subsequent holder thereof (provided that the transfer to such subsequent holder is permitted by this Agreement and the Securities Purchase Agreements) and each such subsequent holder will succeed to the rights and obligations of a holder of Institutional Stock hereunder, provided that shares of Institutional Stock will cease to be shares of Institutional Stock when transferred (i) pursuant to a Public Sale or (ii) to the Company or any of its Subsidiaries.

                  INSTITUTIONAL STOCKHOLDERS. Institutional Stockholders shall mean the Stockholders, other than the Founding Stockholder or the Management Stockholders, for so long as they hold shares of Institutional Stock.

                  INSTRUMENT OF ACCESSION. Instrument of Accession shall mean an Instrument of Accession in the form of Schedule 1 hereto.

                  MANAGEMENT STOCKHOLDERS. Management Stockholders shall mean the Stockholders identified as such on the signature pages to this Agreement.

                  PARTICIPATING STOCKHOLDER. Participating Stockholder shall have the meaning specified in Section 5(c) hereof.

                  PERSON. Person shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

                  PREFERRED STOCK. Preferred Stock shall mean (a) the Series A Preferred Stock, the Series A-1 Preferred Stock, and the Series B Preferred Stock and (b) any shares of any other class or series of preferred stock of the Company hereafter issued, including any shares which are issued to the holders of shares of Preferred Stock upon any reclassification thereof.


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                  PUBLIC SALE. Public Sale shall mean any sale of Restricted
Securities to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

                  PURCHASERS. Purchasers shall mean the Persons identified as such on the signature pages to this Agreement.

                  REQUISITE INVESTORS. Requisite Investors shall have the meaning specified in Section 4.3 hereof.

                  RESTRICTED SECURITIES. Restricted Securities shall mean at any particular time all of the Company's then outstanding shares of Stock, and all shares of Stock issuable upon exercise of outstanding options or warrants, or conversion of outstanding securities convertible therefor which have not been sold in a Public Sale, or which are not able to be sold in a Public Sale pursuant to the provisions of Rule 144 of the Securities Act.

                  SECURITIES ACT. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same may be in effect at the time.

                  SECURITIES PURCHASE AGREEMENTS. Securities Purchase Agreements shall mean the Series A Purchase Agreement, the Series A-1 Purchase Agreement and the Series B Purchase Agreement.

                  SELLING STOCKHOLDER. Selling Stockholder shall have the meaning given to such term in Section 5(b) hereof.

                  SERIES A PREFERRED STOCK. Series A Preferred Stock shall mean the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

                  SERIES A PURCHASE AGREEMENT. Series A Purchase Agreement shall have the meaning specified in the recitals hereof.

                  SERIES A-1 PREFERRED STOCK. Series A-1 Preferred Stock shall mean the Series A-1 Convertible Preferred Stock, $.01 par value per share, of the Company.

                  SERIES A-1 PURCHASE AGREEMENT. Series A-1 Purchase Agreement shall mean the Securities Purchase Agreement dated as of December 13, 1999 by and among the Company and the purchasers named therein providing for the purchase of the Series A-1 Preferred Stock.

                  SERIES B PREFERRED STOCK. Series B Preferred Stock shall mean the Series B Convertible Preferred Stock, $.01 par value per share, of the Company.

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                  SERIES B PURCHASE AGREEMENT. Series B Purchase Agreement shall have the meaning specified in the recitals hereof.

                  STOCK. Stock shall mean all shares of Common Stock or Preferred Stock now or hereafter owned by the Stockholders. Stock will continue to be Stock in the hands of any subsequent holder thereof (provided that the transfer to such subsequent holder is permitted by this Agreement and the Securities Purchase Agreements) and, except as otherwise expressly provided herein, each such subsequent holder will succeed to the rights and obligations of a holder of Stock hereunder, provided that shares of Stock will cease to be shares of Stock when transferred (i) pursuant to a Public Sale or (ii) to the Company or any of its Subsidiaries.

                  STOCKHOLDERS. Stockholders shall mean, initially, the Institutional Stockholders, the Founding Stockholder, and the Management Stockholders of the Company listed on the signature pages to this Agreement, and thereafter any Person who becomes a party to this Agreement by executing an Instrument of Accession in connection with the transfer to or acquisition by such Person of any Stock from the Company or any Stockholder or any subsequent transferee of a Stockholder; provided that a Person shall cease to be a Stockholder hereunder at such time as such Person ceases to own Restricted Securities.

                  SUBSIDIARY. Subsidiary shall mean any Person of which the Company or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

                  TRANSFEREE. Transferee shall have the meaning given to such term in Section 5(b) hereof.

                  ss.2.    CERTAIN REGISTRATION RIGHTS. Each of the parties to
this Agreement, contemporaneously with the execution and delivery hereof, has executed and delivered an Amended and Restated Registration Rights Agreement which entitles the Stockholders to certain registration rights in respect of Restricted Securities as provided therein.

                  ss.3.    PREEMPTIVE RIGHTS.

                  3.1 ANTI-DILUTION PROVISION. Subject to the terms of the Securities Purchase Agreements and except for the issuance or sale of Stock (or securities convertible into or containing options or rights to acquire shares of Stock) (i) pursuant to a Public Sale, (ii) upon the exercise of any outstanding warrants or options or the conversion of any outstanding convertible securities the issuance of which does not violate the provisions of this Section 3, (iii) pursuant to the Option Plan as permitted under the Securities Purchase Agreements, (iv) in an Acquisition approved by the Board of Directors as provided in Section 4.2 hereof and (v) pursuant to the Securities Purchase Agreements, if, after the date hereof, the Company authorizes the issuance and sale of any equity securities or any securities convertible into or containing options or rights to acquire any equity securities, the Company will first offer to sell to the Stockholders an aggregate of not less than eighty percent (80%) of such securities. Each of the Stockholders shall be entitled to purchase that portion of such securities equal to the percentage determined by dividing (A) the sum of (1) the number of shares of Common Stock

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held by such Stockholder and (2) the number of shares of Common Stock then purchasable by, or issuable to, such Stockholder upon the exercise of all outstanding options, warrants and other purchase rights and the conversion or exchange of all outstanding convertible or exchangeable securities held by such Stockholder, by (B) the sum of (x) the number of shares of Common Stock held by all Stockholders and (y) the number of shares of Common Stock then purchasable or issuable upon exercise of all outstanding options, warrants and other purchase rights and the conversion or exchange of all outstanding convertible or exchangeable securities held by all Stockholders. In the event the parties to that certain Shareholders Agreement dated as of August 14, 1998, as amended, do not fully exercise any of their respective options under Section 3, 4 or 5 thereof, each of the Stockholders will be entitled to purchase its applicable percentage (calculated as aforesaid) of any shares of Common Stock not so purchased, in the same manner and upon the same terms as provided in Section 3 of said Shareholders Agreement, within ten (10) days after the expiration of the option periods specified therein. Each Stockholder will be entitled to purchase all or part of such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person.

                  3.2 STOCKHOLDERS' EXERCISE OF RIGHT. Each Stockholder must exercise such Stockholder's purchase rights hereunder within 35 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Stockholder's percentage allotment. If all of the stock or securities offered to the Stockholders are not fully subscribed by the Stockholders, the stock or securities which are not so subscribed for will be reoffered to the Stockholders purchasing their full allotment upon the terms set forth in this
Section 3, except that such Stockholders must exercise their purchase rights within ten (10) days after receipt of such reoffer.

                  3.3 COMPANY'S EXERCISE OF RIGHT. Upon the expiration of the offering periods described above, the Company will be free to sell such stock or securities which the Stockholders have not elected to purchase during the 135 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any stock or securities offered or sold by the Company after such 135-day period must be reoffered to the Stockholders pursuant to the terms of this Section.

                  3.4 COMPLIANCE WITH SECURITIES PURCHASE AGREEMENTS AND APPLICABLE LAW. The Company and each Stockholder hereby acknowledges and agrees that, notwithstanding anything contained in this Section 3, the Company will not issue or sell any shares of Common Stock or any securities convertible into or containing options or rights to acquire any shares of Common Stock except in accordance with the provisions of the Securities Purchase Agreements, the Securities Act and applicable state blue sky laws and except to Stockholders and Persons who execute Instruments of Accession in accordance with Section 5(d) hereof.

                  ss.4.      BOARD OF DIRECTORS.

                  4.1      [Intentionally Omitted]

                  4.2 SUPERMAJORITY VOTING OF DIRECTORS FOR CERTAIN CORPORATE ACTION.

                           (a)      The  affirmative  vote of at least a
majority of the directors of the Company present at any meeting at which a quorum is present shall be required to take any action by

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the Board of Directors not specifically addressed in subsections (b) below. As set forth in the by-laws of the Company, a quorum shall consist of a majority of the members of the Board of Directors of which at least three must be Institutional Directors.

                           (b)      Until the date of the  consummation  of the
Public Sale of the Common Stock pursuant to which all shares of Series A Preferred Stock are automatically converted into shares of Common Stock pursuant to the Company's Charter, the affirmative vote of at least 66-2/3% of the directors of the Company present at any meeting at which a quorum is present, which vote shall include the affirmative vote of at least four Institutional Directors if there are five Institutional Directors present at the meeting at which such vote occurs or three Institutional Directors if there are four or three Institutional Directors present at the meeting at which such vote occurs, shall be required for any of the following corporate actions:

                                    (i)     any Capital Transaction;

                                    (ii)    any material Acquisition;

                                    (iii)   the approval of annual budgets of
                  the Company and its Subsidiaries;

                                    (iv)    any amendment to the Charter or
                  By-Laws of the Company;

                                    (v)     any action requiring such vote under
                  Section 7.20 of each of the Securities Purchase Agreements;

                                    (vi)    any increase in the number of shares
                  available for grants under the Option Plan and the determination of the prices of Awards granted thereunder and the adoption of any other employee benefit plan authorizing the issuance of or the grant of Awards based on Stock;

                                    (vii)   any transaction with any Affiliate
                  (other than Subsidiaries) except for transactions contemplated by the Related Agreements but including any amendments to any Related Agreement;

                                    (viii)  the selecting of investment bankers
                  to underwrite the sale of securities of the Company; and

                                    (ix)    the  purchase by the Company of any
                  shares of Common Stock held by any of the Management Stockholders.

                           (c)      The Board of Directors voting provisions
provided for in this Section 4 shall terminate upon consummation of the Public Sale of shares of Common Stock pursuant to which all shares of Preferred Stock are automatically converted into shares of Common Stock pursuant to the Company's Charter.

                  4.3 SUPERMAJORITY VOTING OF STOCKHOLDERS. The affirmative vote of the holders of 66-2/3% of the outstanding Common Stock and Preferred Stock, voting as a single class (the

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"Requisite Investors"), shall be required for (i) the authorization of any additional class of capital stock or increase in the number of shares of authorized capital stock from that set forth in Section 4.5 of the Series B Purchase Agreement, and (ii) the approval of a sale of the Company, whether by means of a merger, consolidation, sale of stock or assets or otherwise (an "Approved Sale"). In the event of an Approved Sale, each Stockholder, whether or not such Stockholder voted to approve such Approved Sale, shall consent to and raise no objections against the Approved Sale; provided that the terms of the Approved Sale do not provide that the Stockholders would receive less than the amount that would be distributed to such Stockholders in the event the proceeds of the Approved Sale were distributed in accordance with the Company's Amended and Restated Certification of Incorporation. If such Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, then each Stockholder shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale. If such Approved Sale is structured as a sale of the stock of the Company, then each Stockholder shall agree to sell his respective Stock on the terms and conditions approved by the Requisite Investors. The Stockholders shall take all necessary and desirable actions approved by the Requisite Investors in connection with the consummation of the Approved Sale, including the execution of such agreements and instruments and the taking of such other actions reasonably necessary to (i) provide the representations and warranties as to their title and ownership of their Stock, and (ii) effectuate the allocation and distribution of the aggregate consideration upon consummation of the Approved Sale.

                  4.4 PROXY. IN THE EVENT OF ANY BREACH BY ANY STOCKHOLDER OF ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN, SUCH STOCKHOLDER HEREBY GRANTS TO THE NON-BREACHING STOCKHOLDERS ACTING THROUGH A MAJORITY IN INTEREST OF NON-BREACHING STOCKHOLDERS AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL SHARES OF SUCH STOCKHOLDER'S STOCK, INCLUDING THE RIGHT TO VOTE TO REMOVE SUCH STOCKHOLDER'S DESIGNEE AS DIRECTOR, TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF SECTIONS 4.1, 4.3 AND 4.5.

                  4.5 ACTION BY STOCKHOLDERS. Each Stockholder further agrees that such Stockholder will not vote any shares owned by such Stockholder or over which such Stockholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by Sections 4.1, 4.3 and this Section 4.5. Each Stockholder further agrees to vote or cause to be voted all shares owned by such Stockholder or over which such Stockholder has voting control to carry out any provisions of the Securities Purchase Agreements, as they may apply to such shares, requiring a stockholder vote, including without limitation, Section 8.2 thereof.

                  ss.5.    TRANSFERS OF STOCK.

                           (a)      The Founding  Stockholder hereby agrees that
it will not sell, assign, pledge, encumber or otherwise transfer any of its Founder's Shares (except to an Affiliate that agrees to be bound by the provisions of this Section 5(a)) for so long as any shares of Institutional Stock are outstanding, other than pursuant to a Public Sale or a Capital Transaction.

                           (b)      In the event any holder of  Preferred  Stock
(or of any shares of Stock issued upon conversion thereof or with respect thereto) desires to sell, assign, pledge, encumber or

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otherwise transfer any of its shares of such Stock (other than to an Affiliate or pursuant to a Public Sale or a Capital Transaction or in a distribution to its partners, members or stockholders), such holder (a "Selling Stockholder") shall so notify the Company and the other Stockholders in writing and shall negotiate in good faith with the Company concerning the sale of such shares of Stock to the Company or the other Stockholders during the 30 day period following the receipt of such notice. If, after the expiration of such 30 day period, the Company or the other Stockholders and such holder have not agreed to the terms of the sale of such shares of Stock to the Company (or its designees), such holder shall be entitled for a period of 90 days thereafter to sell such shares of Stock to any Person (a "Transferee") on terms no less favorable to the Selling Stockholder than those offered to the Company and the other Stockholders, so long as the Transferee executes an Instrument of Accession and agrees in writing that it will not acquire additional shares of the capital stock of the Company (other than such shares of capital stock which such Transferee may be entitled to acquire or receive pursuant to the terms of this Agreement, the Company's Charter or in a transaction (such as a stock split or dividend) in which such Transferee is treated equally with other shareholders holding the same class of capital stock as such Transferee) without the prior approval of the Board of Directors. Any right of the Selling Stockholder to attend meetings of the Board of Directors of the Company pursuant to Section 7.5 of the Securities Purchase Agreements will not inure (a) to the benefit of the Transferee without the affirmative vote of the Board of Directors or (b) to any partner, member or stockholder of an Institutional Stockholder who receives such Stock in a distribution from such Institutional Stockholder.

                           (c)      In the event that any Stockholder or group
of Stockholders shall desire to sell not less than fifty-one percent (51%) of the Stock then issued and outstanding and shall have received a bona fide written offer for the purchase thereof, they shall furnish written notice, in accordance with paragraph (b) of this Section 5 to the Corporation and the other Stockholders of their intention to sell. Each other Stockholder (a "Participating Stockholder") may elect to participate in the contemplated sale by delivering written notice to each Selling Stockholder and to the Corporation not more than twenty-five (25) days after the date of the notice provided by the Selling Stockholder(s). Each Selling Stockholder and each Participating Stockholder shall be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of Stock equal to the product of (a) the number of shares of Stock to be sold in the contemplated sale, and
(b) a fraction, the numerator of which is the number of shares of Stock held by such person and the denominator of which is the aggregate number of shares of Stock held by all Stockholders participating in the contemplated sale. Each Selling Stockholder agrees to use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders and agrees not to transfer any shares of Stock to the prospective transferee(s) if such transferee(s) decline to allow the participation of the Participating Stockholders in accordance with the terms of this Section 5(c).

                           (d)      Every  Stockholder shall become a party to
this Agreement by signing or causing to be signed on its behalf and delivering to the Company an Instrument of Accession if such Person is not already a party to this Agreement. Except as set forth herein, no Person shall become an owner of record of any shares of Stock of the Company through subsequent transfer from any Stockholder unless and until the Company has received an Instrument of Accession signed by such Person, and no transfer of shares of Stock shall be effective for any purpose unless and until recorded on the Company's record of Stockholders upon surrender of the certificates representing such Stock, duly endorsed for transfer. Stock shall be issued and recorded only in the name of the beneficial owner thereof or in the name or name(s) of the trustee or nominee or trustees or nominees holding legal title thereto for such beneficial owner on a fully disclosed basis.

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                           (e)      All  certificates  representing  shares  of
Stock issued on or after the date hereof shall be endorsed with the following statement:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE AND VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MARCH 31, 2000, AMONG GABRIEL COMMUNICATIONS, INC. AND HOLDERS OF THE STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GABRIEL COMMUNICATIONS, INC."

Each Stockholder, by signing this Agreement or causing it to be signed, represents and warrants to the Company that such Stockholder is acquiring or has acquired its or his shares of Stock for its or his own account for investment and not with a view to, or for resale in connection with, the distribution thereof.

                           (f)      Notwithstanding  the  foregoing,  this
Section 5 shall not apply to a Person acquiring shares of Stock in a Public Sale, and such Persons shall not be bound by this Agreement on account of any such purchase.

                  ss.6.    AMENDMENT AND WAIVER. No modification, amendment or
waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of at least 66-2/3% of the total number of outstanding shares of Stock; provided, however, that no amendment, modification or waiver of any provision of this Agreement that affects one particular group of Stockholders party to this Agreement (e.g., the Founding Stockholder, the Institutional Stockholders and the Management Stockholders, without limitation) in a manner different from any other group of Stockholders shall be effective against such group of Stockholders without the approval in writing of 66-2/3% of such group of Stockholders, and no modification, amendment or waiver of any provision of this Agreement that affects only one party shall be effective against such party without the approval in writing of such party. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  ss.7.    SEVERABILITY. Whenever possible, each provision of
this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  ss.8.    ENTIRE AGREEMENT. Except as otherwise expressly set
forth herein and in the Securities Purchase Agreements and the Related Agreements and except for the Shareholders

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Agreement made as of August 14, 1998, as amended as of November 18, 1998, by and between the Company and the parties named therein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  ss.9.    SUCCESSORS AND ASSIGNS. This Agreement will bind and
inure to the benefit of and be enforceable by (i) the Company and its successors and assigns and (ii) the Stockholders and, subject to the provisions of Sections 5 and 10 hereof, any subsequent holders of Restricted Securities and the respective successors and permitted assigns of each of them so long as they hold Restricted Securities.

                  ss.10.   SECURITIES LAWS. (a) Prior to any transfer of any
shares of Stock which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144 or any comparable rule under the Securities Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 10. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and
(ii) shall designate independent counsel for the holder giving such notice (which counsel shall be experienced in securities law matters and may be outside counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

                           (i) If in the written opinion of such counsel
                  addressed to the Company and reasonably satisfactory in form and substance to the Company, the proposed transfer may be effected without registration, such holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such holder to the Company. Each certificate, if any, or other evidence of ownership issued upon or in connection with such transfer shall bear the restrictive legend set forth in Article V of the Securities Purchase Agreements unless, in the opinion of counsel to the Company, such legend is no longer required to insure compliance with the Securities Act.

                           (ii) If the condition set forth in clause (i) is not
                  satisfied (unless waived in writing by the Company), such holder shall not be entitled to transfer such security (other than in a transfer pursuant to Rule 144 or any comparable rule under the Securities Act) until the conditions specified in clause (a) of this Section 10 shall be satisfied or until registration of such security under the Securities Act has become effective.

                  The holder of the Stock will pay the reasonable fees and disbursements of its counsel in connection with all opinions rendered pursuant to this Section 10.

                           (b)      The  restrictions  imposed by this Section
10 upon the transferability of the shares of Stock shall cease and terminate as to any particular security (i) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the written opinion of counsel for the Company or counsel to any Stockholder reasonably satisfactory to the Company addressed to the

Company and reasonably satisfactory in form and substance to the Company such restrictions are no longer required in order to assure compliance with the Securities Act. Whenever such restrictions shall terminate as to any securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the legend set forth in Article V of the Securities Purchase Agreements.

                ss.11.     COUNTERPARTS.  This  Agreement  may be executed in
separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

                ss.12.     REMEDIES. The Stockholders will be entitled to
enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any material breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

                ss.13.     EMPLOYMENT.  Nothing contained in this Agreement is
intended to create for any Stockholder who is employed by the Company a right to continued employment with the Company or employment in the same position or on the same terms as those currently in effect.

                ss.14.     NOTICES. Any notice or other communication in
connection with this Agreement, any Related Agreement or the Stock shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person,
(b) when telexed or telecopied to said address, confirmed by registered or certified mail, or (c) in the case of delivery by mail, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                           (i)      If to the Company, at its principal
                  executive offices, to the attention of the Chief Executive Officer (FAX: 314/530-7850), or at such other address as the Company shall have specified by notice actually received by the addressor, with copies to:

                           Brooks Investments, L.P.
                           16650 Chesterfield Grove Road
                           Suite 110
                           Chesterfield, Missouri 63006
                           Attention:  Robert A. Brooks
                           FAX:  314/530-7850
                  and to:

                           Bryan Cave LLP
                           One Metropolitan Square
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri 63102
                           Attention:  Nick H. Varsam, Esq.
                           FAX:  314/259-2020



                           (ii) If to any purchaser of Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock, then to its address set forth on Exhibit A to the corresponding Securities Purchase Agreement, or at such other address as such purchaser shall have specified by notice actually received by the addressor, with a copy as provided on said Exhibit A; and

                           (iii) If to any other holder of record of any Stock, to it at its address set forth in the stock records of the Company.

                  SS.15.   TERMINATION. This Agreement will terminate upon the
earliest to occur of (i) the date on which no Institutional Stock remains outstanding, (ii) upon consummation of the initial Public Sale of the Common Stock pursuant to which all shares of Series A Preferred Stock are automatically converted into shares of Common Stock pursuant to the Company's Charter, or
(iii) the completion of any voluntary or involuntary liquidation or dissolution of the Company. The voting provisions of Section 4 of this Agreement will terminate upon the termination of this Agreement pursuant to the preceding sentence.

                  ss.16.   GOVERNING LAW. ALL QUESTIONS CONCERNING THE
CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT THAT ALL MATTERS OF CORPORATE GOVERNANCE OF THE COMPANY SHALL BE GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

                  ss.17.   DESCRIPTIVE HEADINGS. The descriptive headings of
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended Stockholders' Agreement as of the day and year first above written.

                           THE COMPANY:

                           GABRIEL COMMUNICATIONS, INC.


                           By:
                                ------------------------------------------------
                           Title:     Vice Chairman and Chief Executive Officer
                                  ----------------------------------------------

PURCHASERS:

BROOKS INVESTMENTS, L.P.                  RAB PARTNERSHIP, L.P.

By:  Brooks Investments, Inc.                  By:

-------------------------------
Its: General Partner                      Robert A. Brooks
                                          General Partner
By:
   -------------------------------
         Robert A. Brooks,
         President

ONELIBERTY FUND IV, L.P.                  ONELIBERTY ADVISORS FUND IV, L.P.
By:  OneLiberty Partners IV, L.L.C.       By:  OneLiberty Partners IV, L.L.C.
Its: General Partner                      Its: General Partner

By:                                       By:
   -------------------------------           -------------------------------

GS CAPITAL PARTNERS III, L.P.             GS CAPITAL PARTNERS III
OFFSHORE, L.P.
By:  GS Advisors III, L.P.                By:  GS Advisors III (Cayman), L.P.
Its: General Partner                      Its: General Partner
By:  GS Advisors III, L.L.C.              By:  GS Advisors III, L.L.C.
Its: General Partner                      Its: General Partner

By:                                       By:
   ------------------------------            -------------------------------

GOLDMAN, SACHS & CO.                      STONE STREET FUND 2000, L.P.
VERWALTUNGS GmbH                          By:  Stone Street 2000, L.L.C.
                                          Its: General Partner
By:
   ------------------------------         By:
         Managing Director                   -------------------------------
By:
   ------------------------------
         Registered Agent

STONE STREET FUND 1998, L.P.                              BRIDGE STREET FUND 1998,
L.P.
By:  Stone Street Advantage Corp.                         By:  Stone Street Advantage Corp.
Its: General Partner                                      Its: General Partner

By:                                                       By:
   ------------------------------------                       -----------------------------

BRIDGE STREET SPECIAL OPPORTUNITIES
FUND 2000, L.P.
By:  Bridge Street Special Opportunities 2000, L.L.C.
Its: General Partner


By:
   ------------------------------------------------


J. H. WHITNEY III, L.P.                                   WHITNEY STRATEGIC PARTNERS III,
By:                                                       L.P.
Its:  General Partner                                     By:
                                                          Its: General Partner
By:
    -----------------------------                         By:
                                                              ---------------------------


J. H. WHITNEY IV, L.P.                                    CENTENNIAL FUND V, L.P.
By:  J. H. Whitney Equity Partners IV, LLC                By:  Centennial Holdings V, L.P.
Its: General Partner                                      Its: General Partner

By:                                                       By:
    -----------------------------                             -----------------------------
                                                                  Steven C. Halstedt
                                                                  A General Partner


CHASE VENTURE CAPITAL ASSOCIATES,                         NORWEST EQUITY PARTNERS VI, L.P.
L.P.

By:                                                       By:
Its:  General Partner                                     Its: General Partner

By:                                                       By:
    -----------------------------                             -----------------------------

TELECOM PARTNERS II, L.P.                                 DON INVESTMENT GROUP, L.P.
By:  Telecom Management II, L.L.C.,                       By:  BGC Investors, Inc.
Its: General Partner                                      Its: General Partner


By:                                         By:
   --------------------------------            --------------------------------
Name and Title:                             Name and Title:
               --------------------                        --------------------



                                       17

CENTENNIAL ENTREPRENEURS FUND V, L.P.     MERITAGE ENTREPRENEURS FUND, L.P.

By:  Centennial Holdings V, L.P.          By:  Meritage Investment Partners, LLC
Its: General Partner                      Its: General Partner

By:                                       By:
    -----------------------------             -----------------------------
      Steven C. Halstedt
      A General Partner

MERITAGE PRIVATE EQUITY FUND, L.P.        MERITAGE PRIVATE EQUITY PARALLEL
                                          FUND, L.P.

By:  Meritage Investment Partners, LLC    By:  Meritage Investment Partners, LLC
Its: General Partner                      Its: General Partner

By:                                       By:
    -----------------------------             -----------------------------

MANAGEMENT STOCKHOLDERS:




-----------------------------------        -------------------------------------
Ross Bopp                                  Larry W. Britt

                                           Brian L. Butler and Susan L. Butler
                                           Joint Caring Trust dated July 7, 1988
-----------------------------------
Robert A. Brooks                           By:
                                              ----------------------------------
                                                             Trustee


-----------------------------------        -------------------------------------
Edward Cadieux                             Barbara A. Clements


-----------------------------------        -------------------------------------
John P. Denneen                            Gary W. Eaves

Thomas P. Erickson Revocable Trust         Marguerite A. Forrest Revocable Trust
U/T/A dated April 6, 1998                  U/T/A dated August 11, 1998

By:                                        By:
   ---------------------------------          ----------------------------------
                  Trustee                                    Trustee


-----------------------------------        -------------------------------------
Jennifer Garner                            Gerard J. Howe


-----------------------------------        -------------------------------------
Jeffrey M. Jay                             Dale Kammerich


-----------------------------------        -------------------------------------
Kevin J. Keaveny                           Brett Kirby


-----------------------------------        -------------------------------------
Ivan Kuhn                                  Bobby Maddox



-----------------------------------        -------------------------------------
Gregory P. Pace                            John Presley




-----------------------------------         -------------------------------------
Richard Scott                               Richard G. Sikora

                                            Tettambel Investments LLC
-----------------------------------
David L. Solomon                            By:
                                               ----------------------------------
                                            Name:
                                            Title:


-----------------------------------         -------------------------------------
Christopher A. Thornton                     Gregory H. Truitt


                                            Tettambel Irrevocable Family Trust
-----------------------------------         Dated March 7, 2000
Janet M. Wendel

Keaveny Family Millenium Trust
Dated March 10, 2000                        By:
                                               ----------------------------------
                                                        Trustee
By:
   -------------------------------
                 Trustee
                                            Catherine B. Howe Irrevocable Trust U/T/A
By:                                         Dated November 17, 1998
   -------------------------------
                  Trustee
                                            By:
                                               ----------------------------------
                                                            Trustee
Margaret A. Howe Irrevocable Trust U/T/A    By:
Dated November 17, 1998                        ----------------------------------
                                                            Trustee
By:
   -------------------------------
                  Trustee
                                            Thomas P. Erickson Individual Retirement
                                            Account
By:
   ------------------------------
                  Trustee                   By:
                                               ----------------------------------
                                            Name:
                                            Title:

                                                                      Schedule 1
                                                      to Stockholders' Agreement


                             Instrument of Accession


                  Reference is made to that certain Amended and Restated Stockholders' Agreement dated as of March 31, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholders' Agreement"), among Gabriel Communications, Inc., a Delaware corporation (the "Company"), and the Stockholders of the Company (as defined therein).

                  The undersigned,              in order to become the owner or
holder of                  shares (the "Shares") of                $.01 par
value per share, of the Company, hereby agrees that by the undersigned's execution hereof (a) the undersigned is [an Institutional] [a] Stockholder party to the Stockholders' Agreement subject to all of the restrictions, conditions and obligations applicable to [Institutional] Stockholders set forth in the Stockholders' Agreement and the Securities Purchase Agreements (as defined in the Stockholders' Agreement), and (b) all of the Shares (and any and all shares of stock of the Company issued in respect thereof) constitute Restricted Securities subject to all the rights, restrictions, conditions and obligations applicable to Restricted Securities as set forth in the Stockholders' Agreement and such Securities Purchase Agreements. This Instrument of Accession shall take effect and shall become a part of said Stockholders' Agreement immediately upon execution.

                  Executed as of the date set forth below under the laws of the State of Delaware.

                                   Signature:
                                              ----------------------------------
                                   Address:
                                            ------------------------------------

                                            ------------------------------------
                                   Date:
                                          --------------------------------------
Accepted:

GABRIEL COMMUNICATIONS, INC.

By:
   -------------------------------
Date:
     -----------------------------